Avocations Questionnaire Supplement to Application for Life Insurance

Name of proposed Insured _____________________________________________________________________________________

UNDERWATER DIVING
Type ☐Scuba ☐Skin or snorkel
Number of Dives
Depth of Dive	Last 12 Months	Estimated Next 12 Months
0-65 ft.
66-100 ft.
101-150 ft.
Over 150 ft.
Purpose
☐Recreation ☐Wreck/Salvage/Retrieval ☐Commercial ☐Photography ☐Search/Rescue ☐Instructor ☐Other _____________________
Certification
☐Basic ☐Open-Water ☐Advanced Open Water ☐Dive Master/Instructor ☐No Certificate ☐Other___________________
Locations
  ☐Lakes   ☐Rivers   ☐Oceans  ☐Quarries  ☐Pools   ☐Other________________________________
Where do you dive?  (Country(ies), state(s), body(ies) of water)__________________________________________________________________________
Do you use the "buddy system"?  ☐Yes  ☐No Do you engage in ice diving?  ☐Yes  ☐No
Do you engage in cave diving?                                                                 ☐Yes  ☐No Date of last dive___________________________________

PARACHUTING OR SKYDIVING
☐Amateur ☐Professional Number of years you have been jumping_________    Date of last jump__________________
Total number of jumps made____________________    Jumps in the last 12 months____________________________    Jumps estimated for next 12 months______________________
Association or club member  ☐Yes  ☐No Name of Association or Club
Do you compete for record attempts?                                                ☐Yes  ☐No                       Do you use experimental equipment?                    ☐Yes  ☐No

OTHER AVOCATIONS (Please provide specific details in Remarks section.)
☐Mountain Climbing ☐Rock Climbing ☐Ice Climbing ☐White Water Rafting ☐Bungee Jumping ☐Other______________________________

Remarks

By signing below you understand and agree that the information recorded above will form a part of the policy to which this Supplement is attached.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Proposed Insured’s signature:_________________________________________________
Date:_______________________________
ICC17A186